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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            April 22, 2005

BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Enterprise Parkway, Suite 350, Cleveland, Ohio		44122

(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:           (216) 464-8400

                    Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2005, Brantley Capital Corporation (the “Company”) issued a press release announcing that the Company received a notice on April 19, 2005 from the staff of The Nasdaq Stock Market which stated that, because the Company failed to timely file its 2004 Form 10-K, as required by Nasdaq Marketplace Rule 4310(c)(14), effective with the open of business on Thursday, April 21, 2005, the Company’s trading symbol will be changed from “BBDC” to “BBDCE”. The notice further indicated that Nasdaq would consider the Company’s late filing in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

                           Not applicable.

(b)	Pro forma financial information

                           Not applicable.

(c)	Exhibits

                           The Exhibits to this Current Report are listed in the Exhibit Index on Page 3, which Exhibit Index is incorporated herein by this reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 22, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANTLEY CAPITAL CORPORATION
By:	/s/ Tab A. Keplinger
Tab A. Keplinger
Vice President and Chief Financial Officer

Dated: April 22, 2005